EXHIBIT 5.1

                                ADORNO & YOSS, PA
                           350 East Las Olas Boulevard
                                   Suite 1700
                         Fort Lauderdale, Florida 33301

                                                     October 28 2004

RCG Companies Incorporated
6836 Morrison Blvd, Suite 200
Charlotte, NC 28211

         Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         As counsel to RCG Companies Incorporated, a Delaware corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, covering up to 14,052,474 shares (the "Shares") of the Company's common stock, par value $0.04 per share (the "Common Stock"), including shares underlying warrants (the "Warrant Shares"), shares underlying additional investment rights ("AIR Shares"), shares issuable upon conversion of preferred stock ("Conversion Shares"), and shares issuable as dividend payments under preferred stock ("Dividend Shares") which may be distributed, sold or otherwise transferred from time to time by and for the account of the holders thereof (the "Selling Stockholders").

         In rendering our opinion, we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the Company's Articles of Incorporation, as amended to date, its Bylaws, as amended to date, resolutions of its Board of Directors, the Registration Statement, and such other documents and corporate records relating to the Company and the issuance and sale of the Shares as we have deemed appropriate for purposes of rendering this opinion.

         In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, Photostat or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

         Based  upon  the  foregoing  examination,   and  the  information  thus
supplied, it is our opinion that:

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RCG Companies Incorporated
October 28, 2004
Page 2


         (1) The Shares (other than the Warrant Shares, AIR Shares, Conversion Shares, and Dividend Shares) have been validly issued, fully paid and are non-assessable.

         (2) The Warrant Shares and AIR Shares have been duly and validly authorized, and upon payment of the exercise price in accordance with the applicable agreements, and assuming no change in the applicable law or facts, will be legally issued, fully paid and non-assessable.

         (3) The Conversion Shares have been duly and validly authorized, and upon a conversion in accordance with the applicable documents, and assuming no change in the applicable law or facts, will be legally issued, fully paid and non-assessable.

         (4) The Dividend Shares have been duly and validly authorized, and upon declaration ad payment in accordance with the applicable documents, and assuming no change in the applicable law or facts, will be legally issued, fully paid and non-assessable.

         We hereby expressly consent to the reference to our firm in the Registration Statement under the Prospectus caption "Legal Matters," to the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate government agency. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        ADORNO & YOSS, P.A.